Exhibit 99.2

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2025 AND DECEMBER 31, 2024 AND
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
TABLE OF CONTENTS

AS OF SEPTEMBER 30, 2025 AND DECEMBER 31, 2024 AND
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATED BALANCE SHEETS    1
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS    2
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY    3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS    4
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS    6

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2025	December 31, 2024
Assets	(Unaudited)
Current:
Cash and restricted cash	$12,692	$11,949
Cardholder receivables, net	66,683	77,675
Accounts receivable	1,334	1,202
Accrued interest and fees receivable, net of allowance for credit losses of $93 and $114 as of September 30, 2025 and December 31, 2024, respectively	940	1,052
Deferred purchase price receivable	20,120	16,642
Short-term deferred contract acquisition costs	29	—
Prepaid expenses and other current assets	559	1,079
Total current assets	102,357	109,599
Long-term cardholder receivables, net	79,175	92,445
Long-term deferred purchase price receivable	—	5,012
Right-of-use assets, net	1,291	1,587
Property and equipment, net	279	443
Intangible assets, net	172	683
Goodwill	71,964	71,964
Deferred tax asset	288	288
Other assets	411	1,809
Total Assets	$255,937	$283,830
Liabilities and Stockholder’s Equity
Current:
Due to health care providers	$71,264	$84,328
Accounts payable	486	436
Accrued expenses	1,598	3,545
Current portion of term loan, net	34,444	400
Current portion of lease liabilities	578	533
Deferred revenues	25	—
Other current liabilities	173	—
Total current liabilities	108,568	89,242
Long-term portion of due to health care providers	83,658	99,560
Long-term portion of lease liabilities	1,159	1,598
Long-term portion of term loan, net	—	33,996
Total Liabilities	193,385	224,396
Commitments and contingencies (Note 12)
Stockholder’s Equity
Common stock, $0.0001 par value, 156,000 shares authorized, 30,963 and 30,934 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	—	—
Convertible series A preferred stock, $0.0001 par value, 43,000 shares authorized, 39,547 shares issued and outstanding as of both September 30, 2025 and December 31, 2024	—	—
Convertible series B preferred stock, $0.0001 par value, 60,000 shares authorized, 51,323 shares issued and outstanding as of both September 30, 2025 and December 31, 2024	—	—
Convertible series C preferred stock, $0.0001 par value, 6,000 shares authorized, 5,641 shares issued and outstanding as of both September 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	68,028	67,720
Retained earnings (accumulated deficit)	(5,476)	(8,286)
Total Stockholders' Equity	62,552	59,434
Total Liabilities and Stockholders' Equity	$255,937	$283,830

See accompanying Notes to Condensed Consolidated Financial Statements.
(1)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	For the nine months ended September 30,
	2025	2024

Revenues	$34,628	$36,380
Expenses:
Cost of revenue (excluding depreciation and amortization)	16,104	15,413
Sales and marketing	1,244	1,593
Research and development	4,536	4,559
General and administrative	5,037	5,571
Depreciation	180	240
Amortization	512	512
Total operating expenses	27,613	27,888
Operating income	7,015	8,492
Interest expense, net	(3,080)	(3,777)
Income before income tax expense	3,935	4,715
Income tax expense	(1,125)	(527)
Net income	$2,810	$4,188

See accompanying Notes to Condensed Consolidated Financial Statements.
(2)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(In thousands, except share amounts)
(Unaudited)

			Convertible		Convertible		Convertible
			Series A		Series B		Series C		Additional
	Common Stock		Preferred Stock		Preferred Stock		Preferred Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance December 31, 2023	30,905	$—	39,547	$—	51,323	$—	5,641	$—	$67,257	$(13,195)	$54,062

Net income	—	—	—	—	—	—	—	—	—	4,188	4,188

Stock incentive compensation	—	—	—	—	—	—	—	—	159	—	159

Exercised stock options	29	—	—	—	—	—	—	—	7	—	7

Paid-in capital	—	—	—	—	—	—	—	—	(7)	—	(7)

Balance September 30, 2024	30,934	$—	39,547	$—	51,323	$—	5,641	$—	$67,416	$(9,007)	$58,409

Balance December 31, 2024	30,934	$—	39,547	$—	51,323	$—	5,641	$—	$67,720	$(8,286)	$59,434

Net income	—	—	—	—	—	—	—	—	—	2,810	2,810

Stock incentive compensation	—	—	—	—	—	—	—	—	247	—	247

Exercised stock options	29	—	—	—	—	—	—	—	64	—	64

Paid-in capital	—	—	—	—	—	—	—	—	(3)	—	(3)

Balance September 30, 2025	30,963	$—	39,547	$—	51,323	$—	5,641	$—	$68,028	$(5,476)	$62,552

See accompanying Notes to Condensed Consolidated Financial Statements.
(3)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the nine months ended September 30,
	2025	2024

Net cash provided by operating activities
Net income	$2,810	$4,188
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	692	752
Amortization of debt issuance costs	320	300
Non-cash operating lease expense	296	300
Stock incentive compensation	247	159
Accrued interest on stock purchase receivable	(3)	(9)
Deferred taxes	—	(716)
Other cash provided by (used for) securitization program	850	(157)
Changes in operating assets and liabilities
Accounts receivable	(132)	299
Accrued interest receivable	112	237
Prepaid expenses and other assets	1,890	573
Accounts payable and accrued expenses	(1,901)	202
Lease liabilities	(394)	(400)
Other current liabilities	197	—
Net cash provided by operating activities	4,984	5,728

Cash flows from investing activities
Collections of DPP receivable	11,770	405
Collections of unfunded cardholder receivables	80,912	76,501
Purchase of property and equipment	(12)	(47)
Net cash provided by investing activities	92,670	76,859

Cash flows from financing activities
Repurchase of stock options	—	(99)
Capitalization of debt issuance costs	—	(16)
Proceeds from issuance of common stock	65	7
Payments of due to health care providers for unfunded receivables	(96,704)	(81,476)
Payments on term loan	(272)	(252)
Net cash used in financing activities	(96,911)	(81,836)

Net increase in cash and restricted cash	743	751

Cash and restricted cash - beginning of year	11,949	5,668
Cash and restricted cash - end of year	$12,692	$6,419

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$3,692	$3,692
Cash paid for income taxes	$—	—

RECONCILIATION OF CASH AND RESTRICTED CASH SHOWN IN STATEMENTS OF CASH FLOWS
Cash and restricted cash per balance sheets	$12,692	$4,946
Restricted cash included in long-term other assets	—	1,473
Total cash and restricted cash shown in statements of cash flows	$12,692	$6,419

See accompanying Notes to Condensed Consolidated Financial Statements.
(4)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Non-cash activities related to credit card receivables and deferred purchase price	$57,502	$87,787
See accompanying Notes to Condensed Consolidated Financial Statements.
(5)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per-share data)

NOTE 1ORGANIZATION AND NATURE OF OPERATIONS
AccessOne Parent Holdings, Inc. (AccessOne Parent Holdings), a Delaware Corporation formed in November 2021 headquartered in Fort Mill, South Carolina, is the parent company of its wholly owned subsidiary, AccessOne Holdings, Inc (Holdings). Holdings is a holding company of its wholly owned operating entities, AccessOne MedCard, Inc. (AccessOne MedCard) and CueSquared, Inc. (CueSquared). AccessOne Funding, LLC (AccessOne Funding) is a wholly owned subsidiary of AccessOne MedCard (collectively the Company).

AccessOne MedCard is a leading technology-enabled financial services corporation that helps patients manage their out-of-pocket health care costs while offering health care providers a comprehensive, compliant, and patient-friendly solution for improving access to care and collection of self-pay patient receivables on a recourse basis. CueSquared offers a cloud-based direct mobile payment platform and analytics dashboard for health care providers.

The Company principally derives its revenues from finance charges on cardholder receivables, servicing fees earned for administering self‑pay patient accounts on behalf of health care providers, and fees generated through CueSquared’s direct mobile payment (DMP) platform. Additional revenues include late fees and other service charges assessed on patient accounts. These revenue streams are generated through the Company’s technology‑enabled payment solutions, which facilitate patient financing and enhance provider collections.

NOTE 2SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The Company’s significant accounting policies are unchanged from the audited consolidated financial statements for the years ended December 31, 2024 and 2023.

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and applicable rules and regulations of the SEC regarding interim financial reporting. Certain information and note disclosures normally included in the consolidated financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements reflect all adjustments, which include normal recurring adjustments, necessary for the fair statement of the Company’s interim financial position as of September 30, 2025 and December 31, 2024 and the results of its operations, changes in its stockholders' equity and its cash flows for the nine months ended September 30, 2025 and 2024. The results for the interim periods are not necessarily indicative of results to be expected for the full year, any other interim periods, or any future year or period. The Company’s management believes that the disclosures herein are adequate to make the information presented not misleading when read in conjunction with the audited consolidated financial statements and accompanying notes for the years ended December 31, 2024 and 2023.

Concentration of Credit Risk
Substantially all cash is deposited in one financial institution. At times, amounts on deposit may be in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit.

(6)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per-share data)

For the nine months ended September 30, 2025 and 2024, the Company derived approximately 64% and 60%, respectively, of its revenue from three health care providers and the patients of those providers.

As of September 30, 2025 and December 31, 2024, approximately 80% and 83%, respectively, of the Company’s outstanding cardholder receivables were from patients of two health care providers.

The loss of one of these health care providers as a customer could have a significant impact on the Company’s financial position, results of operations, and cash flows.

Cash and Restricted Cash
For purposes of the condensed consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Substantially all cash is deposited in one financial institution.

As of September 30, 2025 and December 31, 2024, the Company was required to maintain $5,000 of liquidity, which includes unrestricted cash and availability under its credit and securitization agreements. The Company was in compliance with these requirements as of September 30, 2025 and December 31, 2024.

The Company believes that cash from its operations during the next 12 months will be sufficient to continue to operate as a going concern for the next 12 months.

Restricted Cash
As a part of the Cardholder Receivables Securitization Program disclosed within Note 6, the Company is required to maintain a cash reserve account equal to 1% of the outstanding receivable in the securitization. The restricted cash balance is legally segregated and not available for general corporate purposes. Restricted cash totaled $1,691 as of September 30, 2025 and was classified as a current asset and included within cash and restricted cash on the consolidated balance sheets. Restricted cash totaled $1,691 as of December 31, 2024 and was classified as a long‑term asset and included within other assets on the consolidated balance sheets.

Subsequent Events
In preparing these condensed consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through January 28, 2026, the date the condensed consolidated financial statements were available to be issued. See Note 13.

(7)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per-share data)

NOTE 3CARDHOLDER RECEIVABLES, NET
The Company has a portfolio of cardholder receivables that consist of the following as of September 30, 2025 and December 31, 2024:

Short-term cardholder receivables
	2025	2024

Short-term cardholder receivables	$71,631	$83,469
Deferred origination fees	(4,948)	(5,794)
Allowance for credit losses	—	—
Cardholder receivables, net	$66,683	$77,675

Long-term cardholder receivables
	2025	2024

Long-term cardholder receivables	$85,051	$99,340
Deferred origination fees	(5,876)	(6,895)
Allowance for credit losses	—	—
Cardholder receivables, net	$79,175	$92,445

Total cardholder receivables
	2025	2024

Cardholder receivables	$156,682	$182,809
Deferred origination fees	(10,824)	(12,689)
Allowance for credit losses	—	—
Cardholder receivables, net	$145,858	$170,120

The Company elected to exclude accrued interest receivable from the amortized cost basis of cardholder receivables.

All cardholder receivables are subject to a recourse agreement with the respective selling health care provider and no allowance for credit loss is required.

After 90 days of non-payment, cardholder receivables are returned to the provider and the related due to provider liability is extinguished. Accordingly, all outstanding cardholder receivables are aged less than 90 days..

NOTE 4ACCOUNTS RECEIVABLE
The following summarizes the components of accounts receivable as of September 30, 2025 and December 31, 2024:

(8)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per-share data)

	2025	2024
Accounts receivable	$1,334	$1,202
Allowance for credit losses	—	—
Accounts receivable, net	$1,334	$1,202

At September 30, 2025 and December 31, 2024, management determined an allowance for credit losses was not necessary.

NOTE 5CARDHOLDER RECEIVABLE SECURITIZATION PROGRAM
The Company has a securitization program to sell cardholder receivables to PNC Bank (PNC). Once sold to PNC, the Company has no retained interests in the cardholder receivables and the cardholder receivables sold are derecognized from the Company’s condensed consolidated balance sheets.

Under the program, AccessOne MedCard sells cardholder receivables to AccessOne Funding, a special-purpose entity (SPE), for an amount equal to their face value. The SPE is a VIE for which AccessOne Holdings is the primary beneficiary. The SPE’s sole business consists of the purchase of receivables from AccessOne MedCard and the subsequent sale of cardholder receivables to PNC. Although the SPE is included in the Company’s condensed consolidated financial statements, it is a separate legal entity with separate creditors. AccessOne Funding then sells the cardholder receivables to PNC for an initial cash purchase price (equal to the nominal amount of such receivables) and the right to receive a deferred purchase price (DPP).

The DPP reflects the portion of the purchase price for the cardholder receivables which is not paid in cash. It is a beneficial interest in the sold cardholder receivables and is recognized as part of the sale transaction. The DPP functions as a credit enhancement and is settled from collections of securitized cardholder receivables by the Company. Repayment of the DPP is conditional on the performance of the securitized cardholder receivables.

The cardholder securitization program has a maturity date, after amendments, of February 3, 2026. This program can be renewed with consent from the parties.

The following table summarizes the sold cardholder receivables outstanding balance, net of DPP asset, under the outstanding securitization program as of and for the periods ended September 30, 2025 and December 31, 2024:

	2025	2024
Sold receivables at the beginning of the year	$187,690	$167,354
Sale of cardholder receivables	111,427	183,763
Cash collections (remitted to PNC)	(124,563)	(163,428)
Sold receivables at the end of the year	$174,554	$187,690

The Company incurs securitization-related costs including deferred costs. Securitization-related costs of $7,349 and $7,768 were included in cost of revenue (excluding depreciation and amortization) in the condensed consolidated statements of operations for the nine months ended September 30, 2025 and 2024, respectively.
(9)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per-share data)

Eligible costs are capitalized and amortized over the term of program. The unamortized balance of the capitalized securitization costs at September 30, 2025 and December 31, 2024 was approximately $206 and $476, and is reported in prepaid expenses and other assets on the condensed consolidated balance sheets. The Company included $320 and $296 of expense within cost of revenue (excluding depreciation and amortization) in the condensed consolidated statements of operations for the nine months ended September 30, 2025 and 2024, respectively.

NOTE 6PROPERTY AND EQUIPMENT, NET
Property and equipment consisted of the following as of September 30, 2025 and December 31, 2024:

	2025	2024
Computer equipment	$923	$943
Software	1,801	1,787
Leasehold improvements	1,062	1,062
Furniture and fixtures	345	345
Total	4,131	4,137
Less: Accumulated depreciation	(3,852)	(3,694)
Property and equipment, net	$279	$443

Depreciation expense for the nine months ended September 30, 2025 and 2024 was approximately $180 and $240, respectively.

(10)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per-share data)

NOTE 7INTANGIBLE ASSETS AND GOODWILL
Following is a summary of intangible assets as of September 30, 2025 and December 31, 2024:

	2025	2024
Developed technology	$500	$500
Acquired customer relationships	1,400	1,400
Tradename	150	150
Total	2,050	2,050
Less: Accumulated amortization of developed technology and acquired customer relationships	(1,878)	(1,367)
Total intangible assets, net	$172	$683

Amortization expense for both the nine months ended September 30, 2025 and 2024 was approximately $512.

The Company assesses goodwill for impairment on an annual basis as of December 31, or when indicators of impairment are identified. The Company did not record any impairments of goodwill during the nine months ended September 30, 2025 and 2024.

NOTE 8REVOLVING LOAN, NET
The Company has a revolving credit agreement with PNC (PNC Agreement) providing for maximum available borrowing capacity on revolving loans of $2,500, including a letter of credit subfacility as of September 30, 2025 and December 31, 2024. Amounts borrowed under the PNC Agreement may be repaid and re-borrowed at any time prior to the maturity date of December 31, 2025, at which time all principal and interest are due. The revolving loans are collateralized by all assets of the Company.

The revolving commitment provides for both Secured Overnight Financing Rate (SOFR) and Base Rate loans, and the loan type dictates the interest rate charged on the balance outstanding. Loans may be converted from a SOFR loan to a base rate loan at any time.

Interest on the revolving line of credit is charged monthly, on a variable rate basis, at the rate per annum equal to the daily simple SOFR plus a margin of 4.00% for SOFR loans, or the greater of the Overnight Bank Funding Rate plus 0.5%, or WSJ Prime Rate, or the daily simple SOFR plus 1.00%, plus a margin of 3.00% for Base Rate loans. All loans are subject to an interest rate floor of 0.50%.

The daily simple SOFR is published by the Federal Reserve Bank of New York (4.96% at September 30, 2025) and is subject to adjustments as defined in the agreement, depending on the date the SOFR is computed and the SOFR reserve percentage.

The PNC Agreement includes an unused line fee (0.25% at September 30, 2025) of the difference between the commitment and the average daily balance of the revolving loans.

There was no balance outstanding on the PNC Agreement as of September 30, 2025 and December 31, 2024.

(11)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per-share data)

The PNC Agreement subjects the Company to certain financial and nonfinancial covenants. As of September 30, 2025, the Company was in compliance with the respective financial and nonfinancial covenants.

On September 23, 2025, the Company amended the PNC Agreement to extend its revolving credit agreement through December 31, 2025, at substantially the same terms. The PNC Agreement was terminated in connection with the acquisition.

NOTE 9TERM LOAN, NET
The Company entered into a credit agreement with CCP Agency, LLC (the Comvest loan) for $40,000. Following the initial funds, the Company may request additional term loans (incremental term loans) not to exceed $50,000 in the aggregate.

The revolving commitment provides for both SOFR and Base Rate loans, and the loan type dictates the interest rate charged on the balance outstanding. Loans may be converted from a SOFR loan to a base rate loan at any time.

Interest on the borrowed funds is charged monthly, on a variable basis, at the rate per annum equal to the SOFR plus the applicable margin as defined in the agreement, for SOFR loans, or at the rate per annum equal to the Base Rate plus the applicable margin as defined in the agreement, for Base Rate loans.

The SOFR is published by the Federal Reserve Bank of New York (4.96% and 4.49% at September 30, 2025 and December 31, 2024, respectively) and is subject to adjustments as defined in the agreement.

At September 30, 2025 and December 31, 2024, the loan was a SOFR loan and was assessed interest at 10.46% and 10.67% per annum, respectively.

The Company incurred debt issuance costs which are amortized over the term of the loan. Amortization expense totaled approximately $321 and $319 and was reported as interest expense on the condensed consolidated statements of operations for the nine months ended September 30, 2025 and 2024, respectively.

The loan includes financial covenants including, but not limited to, requiring the Company to maintain minimum liquidity, a minimum Fixed Charge Coverage ratio, a maximum Senior Leverage Ratio, and a maximum Percentage of Recourse Put-Backs. The Company was in compliance with all covenants related to the Credit Agreement as of September 30, 2025.

The short-term and long-term debt were repaid in connection with the acquisition by Phreesia, Inc. Refer to Note 13 - Subsequent Events for additional information.

The balance of term loan, net consisted of the following as of September 30 2025 and December 31, 2024:

(12)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per-share data)

	2025	2024
Current portion of term loan	$35,121	$408
Unamortized debt issuance costs	(677)	(8)
Term loan, net	$34,444	$400

Long-term portion of term loan	$—	$34,665
Unamortized debt issuance costs	—	(669)
Long-term portion of term loan, net	$—	$33,996

Beginning September 30, 2021, and on the last day of each fiscal quarter to occur thereafter, the Company must repay $100 of the initial term loan as well as 0.25% of the original principal amount of each such incremental term loan advance. The loan matures on August 20, 2026, at which point the remaining outstanding principal amount of the initial term loan and any incremental term loan advance is due.

Maturities of the term loan, net are as follows at September 30, 2025:

Year Ending December 31,
2025	$400
2026	34,721
Total	$35,121

As of September 31, 2025 and December 31, 2024, the fair value of debt approximated its unpaid principal amount.

NOTE 10STOCKHOLDERS’ EQUITY
The rights, preferences, and privileges of the Company’s common stock, preferred stock, and stock incentive plan remain unchanged from those disclosed in the audited consolidated financial statements for the years ended December 31, 2024 and 2023.

NOTE 11INCOME TAXES
The Company recorded income tax expense of $1,125 and $527 during the nine months ended September 30, 2025 and 2024, respectively. The Company’s tax expense was 29% and 11% of income before income tax expense for the nine months ended September 30, 2025 and 2024, respectively.

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The Company’s provision for income taxes differs from applying the statutory U.S. federal income tax rate to income before income taxes. The primary differences result from state income taxes and permanent differences that are amortized or expensed for financial statement purposes but not for U.S. federal income tax purposes.

(13)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per-share data)

NOTE 12COMMITMENTS AND CONTINGENCIES
The Company’s contractual commitments consist of operating lease liabilities for office space that are included in the condensed consolidated balance sheets.

From time to time, the Company could be subject to legal proceedings arising in the normal course of its business activities. Depending on the nature and timing of any such dispute, an unfavorable resolution of a matter could materially affect the Company’s future results of operations, cash flows or financial position. The Company records a liability for legal matters if and when such liability is probable and reasonably estimable. As of September 30, 2025 and December 31, 2024, the Company did not have any material recorded liabilities related to legal matters nor did the Company have any exposure to a reasonably possible material contingency.

NOTE 13SUBSEQUENT EVENTS
On November 12, 2025, the Company sold 100% of its equity to Phreesia, Inc. for a base purchase price of $160,000, as defined in the agreement. The consideration transferred consisted entirely of cash. The Company’s short-term and long-term debt were repaid in connection with the acquisition.

On December 3, 2025, the Company extended its securitization facility with PNC through May 4, 2026.
(14)